SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2003

CONCORD EFS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-13848	04-2462252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee, 38133

(Address of Principal Executive Offices, including Zip Code)

(901) 371-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On December 14, 2003, Concord EFS, Inc. and First Data Corporation entered into an agreement with the U.S. Department of Justice (DOJ), eight states and the District of Columbia that allows the companies to complete their proposed merger and calls for First Data to divest its 64 percent ownership of the NYCE Corporation.

In connection with the DOJ settlement, Concord and First Data entered into an Amendment and Abeyance Agreement (the “Amendment Agreement”) relating to their merger agreement, initially announced in April 2003 (the “Merger Agreement”), which calls for Concord to become a wholly owned subsidiary of First Data. Under the terms of the revised agreement, First Data will exchange 0.365 First Data common shares for every Concord common share. This exchange ratio represents a reduction from the original exchange ratio of 0.40 shares. The revised agreement increases transaction certainty by eliminating many, but not all, conditions to completing the merger. The revised agreement also extends the original January 31, 2004 end date to April 30, 2004 to allow sufficient time to obtain the necessary shareholder approval of the revised terms.

The foregoing description of the Amendment Agreement and the amended Merger Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached hereto as Exhibit 2.1, and the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by Concord on April 2, 2003, each of which is incorporated herein by reference. The foregoing description of the agreement with the DOJ is qualified in its entirety by reference to the full text of the Hold Separate Stipulation and Order, attached hereto as Exhibit 99.2, which is incorporated herein by reference.

A copy of the joint press release of Concord and First Data, dated December 15, 2003, announcing the signing of the Amendment Agreement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

2.1	Amendment and Abeyance Agreement, dated as of December 14, 2003, among First Data Corporation, Monaco Subsidiary Corporation and Concord EFS, Inc.

99.1	Press Release issued by Concord EFS, Inc. and First Data Corporation, dated December 15, 2003

99.2	Hold Separate Stipulation and Order, dated December 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD EFS, INC.

/S/ EDWARD T. HASLAM

Date:	December 15, 2003	By: Its:	Edward T. Haslam Senior Vice President, Chief Financial Officer and Treasurer